UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 15, 2012

Castle Brands Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	001-32849	41-2103550
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

122 East 42nd Street, Suite 4700, New York, New York		10168
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(646) 356-0200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.07 Submission of Matters to a Vote of Security Holders.

Castle Brands Inc. held its 2012 annual meeting of shareholders on October 15, 2012. Listed below are the matters voted upon and the final results of such voting:

1. Our shareholders elected each of the individuals nominated for election for a one-year term and until their successors are elected and qualified as follows:

Name	For	Authority Withheld	Broker Non-Votes
Mark Andrews	81,717,137	1,342,886	16,712,326
John F. Beaudette	82,252,494	807,529	16,712,326
Henry C. Beinstein	82,262,294	797,729	16,712,326
Harvey P. Eisen	82,251,772	808,251	16,712,326
Phillip Frost, M.D.	81,802,394	1,257,629	16,712,326
Glenn L. Halpryn	82,250,472	809,551	16,712,326
Richard J. Lampen	79,987,820	3,072,203	16,712,326
Micaela Pallini	81,789,831	1,270,192	16,712,326
Steven D. Rubin	81,791,809	1,268,214	16,712,326
Dennis Scholl	81,786,939	1,273,084	16,712,326

2. Our shareholders approved the Castle Brands Inc. 2013 Incentive Compensation Plan as follows:

For	Against	Abstain	Broker Non-Votes
79,722,266	3,158,852	178,905	16,712,326

3. Our shareholders ratified the selection of EisnerAmper LLP as our independent registered public accounting firm for fiscal 2013 as follows:

For	Against	Abstain	Broker Non-Votes
97,888,261	1,845,429	38,659	N/A

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Castle Brands Inc.

October 17, 2012	By:	/s/ Alfred J. Small

Name: Alfred J. Small
Title: Senior Vice President,CFO, Treasurer and Secretary